Kohlberg Capital Corporation Declares 2010 Third Quarter Dividend of $0.17 per Share and Announces Forbearance and Settlement Agreement with Lenders

NEW YORK, September 17, 2010 (PRIME NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) (“Kohlberg Capital” or the “Company”) today announced that its Board of Directors has declared a cash dividend of $0.17 per share on shares of its common stock for the quarter ending September  30, 2010.  The dividend is payable on October 29, 2010 to shareholders of record as of October 8, 2010.  The quarterly dividend was determined by the Board of Directors taking into consideration an estimated amount of distributable income for Kohlberg Capital for the year ending December 31, 2010 and reflects assumptions regarding extraordinary expenses associated with the re-audit of its 2007 and 2008 financial statements (including related third-party valuation consulting services) and the legal and regulatory proceeding relating to the previously disclosed restatements to the Company’s historical financial statements.  Such extraordinary expenses are assumed to be partially offset by the estimated amount of dividend distributions for 2010 from Katonah Debt Advisors, LLC, an asset management company and wholly-owned portfolio company.  In addition, the estimated 2010 distributable income treats the extraordinary expenses as if they had been evenly distributed over the full fiscal year and also excludes the impact of the disputed default rate of interest currently being paid under Kohlberg Capital’s credit facility.

Kohlberg Capital has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends on behalf of stockholders, unless a stockholder elects to receive cash. As a result, if Kohlberg Capital declares a cash dividend, stockholders who have not “opted out” of the dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of Kohlberg Capital common stock, rather than receiving the cash dividends.  Please contact your broker or other financial intermediary for more information regarding the DRIP.

Forbearance and Settlement Agreement with Lenders

On September 20, 2010, the Company and Kohlberg Capital Funding LLC I, the Company’s special purpose, bankruptcy-remote, wholly-owned subsidiary, entered into a forbearance and settlement agreement relating to their revolving credit facility with BMO Capital Markets Corp., Deutsche Bank AG and the other lender parties in order to settle all outstanding claims asserted in connection with the Company-initiated credit facility litigation.  Subject to the terms and conditions of the settlement, which are more fully described in the Company’s recent filing with the SEC, the lender parties have agreed to refrain from exercising any right or remedy relating to previously alleged termination events under the credit facility through February 28, 2011.  The lender parties have agreed to reset the interest rate on outstanding borrowings during the forbearance period to originally stated terms of 0.85% above the prevailing commercial paper rate (or prevailing LIBOR if the commercial paper market is at any time unavailable).  The parties have further agreed to a mutual release of claims conditioned, in the case of the lender parties’ release, on the payment in full on or prior to February 28, 2011 of the amounts outstanding under the credit facility.  Upon such payment, the lender parties will remit to Kohlberg Capital Funding a cash settlement payment of $2 million or will credit this amount toward the amounts outstanding under the credit facility.  Dayl Pearson, the Company’s President and Chief Executive Officer, commented on the settlement: “This settlement removes the uncertainty of the potential maturity at the end of September and provides the Company with the ability to manage the repayment of the facility through the end of February 2011.  The resetting of the interest rate to the original rate of CP + 85bps will significantly reduce our interest expense during the forbearance period and the receipt of the settlement payment from the lenders upon full repayment of the facility by the end of February 2011 is expected to offset our litigation costs.”

About Kohlberg Capital Corporation (KCAP):

Kohlberg Capital Corporation is a publicly traded, internally managed business development company.  Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CLO Funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

Kohlberg Capital Corporation’s filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company’s website at www.kohlbergcapital.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital and the ability to repay our outstanding indebtedness when due, maintain certain debt to asset ratios and comply with the terms of the forbearance and settlement agreement described above. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

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Contact:
Kohlberg Capital Corporation
Denise Rodriguez, Investor Relations
(212) 455-8300
info@kohlbergcapital.com